Exhibit 99.1 - Form 4 Joint Filer Information
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Name:  J. Christopher Young
Address:  262 Harbor Drive, Stamford CT 06902
Designated Filer:  C. Michael Vaughn
Issuer & Ticker Symbol:  ATS Corporation ("ATCT")
Date of Event Requiring Statement:  May 16, 2008


TABLE I INFORMATION

Title of Security:                          Common Stock
Transaction Date                            5/16/08
Transaction Code                            J (1)
Amount of Securities                        69,520
Securities Acquired (A)
  or Disposed of (D)                        A
Price                                       (1)
Amount of Securities Beneficially
  Owned Following Reported Transactions     1,531,968
Ownership Form:                             I
Nature of Indirect Beneficial Ownership:    (2)

TABLE II INFORMATION

Title of Derivative Security:               Common Stock Warrants (right to buy)
Conversion or Exercise Price of
  Derivative Security                       $5
Transaction Date:                           05/16/08
Transaction Code:                           J (1)
Number of Derivative Securities
  Disposed of:                              869,000
Date Exercisable                            12/24/07
Expiration Date:                            10/19/09
Title of Underlying Securities:             Common Stock
Amount of Underlying Securities:            869,000
Price of Derivative Security:               (1)
Number of Derivative Securities
  Beneficially Owned Following
  Reported Transactions                     0
Ownership Form:                             I
Nature of Indirect Beneficial Ownership:    (2)